EXHIBIT 99
               CHUBB GROUP of Insurance Companies
         15 Mountain View Road, Warren, New Jersey 07060

                                  DECLARATIONS
                                  EXECUTIVE RISK POLICY

                                  Policy Number   81092598-F

                                  FEDERAL INSURANCE COMPANY
                     (Incorporated under the laws of New Jersey
            a stock insurance company herein called the Company)


Item 1.   Name of Insured:    OMI Corporation

          (as more fully set forth in each section of this policy).

Item 2.   Policy Period:

          From 12:01 a.m. on December 31, 1993 to 12:01 a.m. on
          January 31, 1995

Item 3.   Table of Contents:

               Description

          Section 1. General Terms and Conditions

          Section 2. Executive Liability and Defense Coverage

          Section 3. Fiduciary Liability and Defense Coverage

          Section 4. Commercial Crime Coverage

          Section 5. Kidnap/Ransom and Extortion Coverage

Item 4.   Endorsements Effective at Inception:

               Section 1: 1, Section 2: 1-10, Section 3: Not
               Covered, Section 4: 1-4, Section 5: 1-2.

Item 5.   Termination of Prior Policy(ies):  81092598-E

Except as otherwise provided in this policy, sections 2 and 3 are written on a CLAIMS MADE basis and cover only Wrongful Acts reported to the Company during the Policy Period. Please read carefully.

In Witness Whereof, the Company issuing this policy has caused this policy to be signed by its Authorized Officers, but it shall not be valid unless also signed by a duly authorized representative of the Company.

                    FEDERAL INSURANCE COMPANY



By:/s/ Peter M. Trunfio
     Authorized Employee

Date: January 17. 1994

EXECUTIVE LIABILITY                                 DECLARATIONS
AND DEFENSE COVERAGE                                SECTION 2


Item 1.  Parent Organization: OMI Corporation

Item 2.  Principal Address:   90 Park Avenue
                              New York, NY 10016

Item 3.   Limits of Liability:

           (A) Each Loss                 $10,000,000.-
           (B) Each Policy Year          $10,000,000.-

Item 4.  Coinsurance Percent:

            .5% of the first one million dollars of Loss under Clause 1 only.

Item 5.  Deductible Amounts:

         Executive Liability: (A) Each Insured Person $    1,000.-
                              (B) All Insured Persons $   10,000.-
         Executive Indemnification:
                         (C) The Insured Organization $1,000,000.-

     In the event that a single Loss is covered in part under Insuring Clause 1 and in part under Insuring Clause 2, the maximum Deductible Amount applicable to such Loss shall be the amount set forth in Item 5(C) above.

Item 6.  Insured Organization:     OMI Corporation and its
                                   subsidiaries.

Item 7.  Insured Persons:  Any person who has been, now is, or shall become a duly elected director or
                           a duly elected or appointed officer of
                           the Insured Organization.

Item 8.  Continuity Date:


Item 9.  Extended Reporting Period:

           (A) Additional Premium:  150% of Annual Premium

           (B) Additional Period:   One Year

        EXECUTIVE LIABILITY COVERAGE -- INSURING CLAUSE 1

2.1 The Company shall pay on behalf of each of the Insured Persons all Loss, for which such Insured Person is not indemnified by the Insured Organization, and which such Insured Person becomes legally obligated to pay on account of any claim(s) made against him, individually or otherwise, during the Policy Period or during the Extended Reporting Period if exercised in accordance with paragraph 2.5 for a Wrongful Act.

     (A) committed, attempted or allegedly committed or attempted by such Insured Person(s) before or during the Policy
          Period and

     (B)  reported to the Company, in accordance with paragraph
          2.8, during the Policy Period or, if exercised, the Extended Reporting Period.

     EXECUTIVE INDEMNIFICATION COVERAGE -- INSURING CLAUSE 2

2.2 The Company shall pay on behalf of the Insured Organization all Loss for which the Insured Organization grants indemnification to each Insured Person, as permitted or required by law, which such Insured Person has become legally obligated to pay on account of any claim(s) made against him, individually or otherwise, during or after the Policy Period for a Wrongful Act:

     (A) committed, attempted or allegedly committed or attempted by such Insured Person(s) before or during the Policy
          Period and

     (B)  reported to the Company, in accordance with paragraph
          2.8, during the Policy Period, or, if exercised, the Extended Reporting Period.

                ESTATES AND LEGAL REPRESENTATIVES

2.3 Subject otherwise to all the terms and conditions of this policy, coverage hereunder shall extend to claims for the Wrongful Acts of Insured Persons made against the estates, heirs, legal representatives or assigns of such Insured Persons who are deceased or against the legal representatives or assigns of such Insured Persons who are incompetent, insolvent or bankrupt.

                            TERRITORY

2.4 Subject otherwise to all the terms and conditions of this policy, coverage hereunder shall extend to claims made anywhere in the world against Insured Persons for the Wrongful Acts of such Insured Persons, wherever committed, attempted or allegedly committed or attempted.

                    EXTENDED REPORTING PERIOD

2.5 If the Company terminates or refuses to renew this policy, the Parent Organization shall have the right, upon payment of the additional premium set forth in Item 9(A) of the Declarations, to elect an extension of the coverage granted by this policy for the period set forth in Item 9(B) of the Declarations following the effective date of such termination, but only with respect to any Wrongful Act committed, attempted or allegedly committed or attempted prior to the effective date of such termination . This right of extension shall lapse unless written notice of such election is given to the Company prior to the effective date of termination of this policy by the Company or within 10 days following the effective date of nonrenewal. If the Parent Organization terminates or declines to accept renewal, the Company may, if requested, at its sole option, grant an Extended Reporting Period. The Company's liability under the Extended Reporting Period for Loss shall be specifically excess of, and reduced by the amount of any payments on account of such Loss received by the Insureds under any insurance replacing the coverage granted by this policy in whole or in part.

                           EXCLUSIONS

2.6 The Company shall not be liable under this policy to make any payment for Loss in connection with any claim(s) made against any Insured Person(s):

     (A) arising from any circumstance if written notice of such circumstance has been given under any policy the term of which has expired prior to or upon the inception of this policy, and if such prior policy affords coverage (or would afford such coverage except for the exhaustion of its limits of liability) for such Loss, in whole or in part, as a result of such notice;

     (B) based upon an actual or alleged violation of the responsibilities, obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974 and amendments thereto or similar provisions of any Federal, State or local statutory law or common law;

     (C) for bodily injury, sickness, disease or death of any person, or for damage to or destruction of any tangible property including loss of use thereof; or

     (D) arising from charges of seepage, pollution or contamination and based upon or attributable to violation or alleged violation of any Federal, State, municipal or other governmental statute, regulation or ordinance prohibiting or providing for the control or regulation of emissions or effluents of any kind into the atmosphere or any body of land, water, waterway or watercourse or arising from any action or proceeding brought for enforcement purposes by any public official, agency, commission, board or pollution control administration pursuant to any such statutes, regulations or ordinances or arising from any claims alleging seepage, pollution or contamination based upon common law nuisance or trespass.

2.7 The Company shall not be liable under Insuring Clause 1 to make any payment for Loss in connection with any claim(s) made against any of the Insured Person(s):

     (A) for the return by any such Insured Person of any remuneration paid in fact to him without the previous approval of the stockholders of the Insured Organization if it shall be determined by a judgement or other final adjudication that such remuneration is in violation of law or if such remuneration is to be repaid to the Insured Organization under a settlement agreement;

     (B) for an accounting of profits made from the purchase or sale by such Insured Person of securities of the Insured Organization within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any Federal, State or local statutory law or common law;

     (C) brought about or contributed to by the dishonesty of such Insured Person if a judgement or other final adjudication adverse to such Insured Person establishes that acts of active and deliberate dishonesty were committed or attempted by such Insured Person with actual dishonest purpose and intent and were material to the cause of action so adjudicated; or

     (D) based upon or attributable to such Insured Person having gained any personal profit or advantage to which he was not legally entitled in the event that (1) a judgement or other final adjudication adverse to such Insured Person establishes that such Insured Person in fact gained such personal profit or other advantage to which he was not entitled, or (2) the Insured Person has entered into a settlement agreement to repay such unentitled personal profit or advantage to the Insured Organization.

     With respect to the Exclusions in paragraph 2.7, no fact pertaining to or knowledge possessed by any Insured Person(s) shall be imputed to any other Insured Person(s) for the purpose of determining the availability of coverage for, or with respect to claims made against, any Insured Person(s).

                      REPORTING AND NOTICE

2.8 A claim for a specific Wrongful Act shall be considered to have been first reported to the Company:

     (A) at the time that any Insured first gives written notice to the Company that a claim has been made against any Insured Person(s) for such Wrongful Act; or

     (B) at the time that any Insured first gives written notice to the Company (1) of the material facts or circumstances relating to such Wrongful Act as facts or circumstances having the potential of giving rise to a claim being made against any Insured Person(s) or (2) of the receipt of written or oral notice from any party that it is the intention of such party to hold any Insured Person(s) responsible for such Wrongful Act;

whichever occurs first.

         LIMIT OF LIABILITY, DEDUCTIBLE AND COINSURANCE

2.9 For the purpose of this policy, all Loss arising out of all interrelated Wrongful Acts of any Insured Person(s) shall be deemed one Loss, and such Loss shall be deemed to have originated in the earliest Policy Year in which any of such Wrongful Acts is first reported to the Company.

          The total limit of the Company's liability to pay any Loss hereunder, whether covered under Insuring Clause 1 or Insuring Clause 2 or both, shall not exceed the amount(s) set forth in Item 3 of the Declarations.

          The Company's liability hereunder shall apply only to that part of each Loss which is excess of the Deductible Amount specified in Item 5 of the Declarations, and such Deductible Amount shall be borne by the Insureds uninsured and at their own risk.

          The Deductible Amount applicable to each Loss under Insuring Clause 1 shall be the amount set forth in Item 5(A) of the Declarations for each of the Insured Persons against whom claim is made, but not more than the amount set forth in
     Item 5(B) of the Declarations for all such Insured Persons. The Deductible Amount applicable to each Loss under Insuring Clause 2 shall be the amount set forth in Item 5(C) of the Declarations.

          With respect to all Loss (excess of applicable Deductible Amounts) originating in any one Policy Year, the Insureds shall bear uninsured and at their own risk that percent of all such Loss specified as the Coinsurance Percent in Item 4 of the Declarations, and the Company's liability hereunder shall apply only to the remaining percent of all such Loss.

                     DEFENSE AND SETTLEMENT

2.10 No Defense Costs shall be incurred or settlements made without the Company's consent, which shall not be unreasonably withheld. The Company shall not be liable hereunder with respect to any settlements or Defense Costs to which it has not consented.

          An Insured Person shall not be required to contest any legal proceedings unless counsel (to be mutually agreed upon by such Insured Person and the Company) shall advise that such proceedings should be contested by the Insured Person and the Insured Person consents thereto, which consent shall not be unreasonably withheld.

          In the event of the Insured Person(s) being so required to contest legal proceedings, the Company/ subject to the provisions of Items 3, 4 and 5 of the Declarations, will pay the costs, charges and expenses in connection therewith.

                REPRESENTATIONS AND SEVERABILITY

2.11 In granting coverage under this policy to any one of the Insureds, the Company has relied upon the declarations and statements in the written application for coverage. All such declarations and statements are the basis of such coverage and shall be considered as incorporated in and constituting part of the policy.

          The written application for coverage shall be construed as a separate application for coverage by each of the Insured Persons. With respect to the declarations and statements contained in such written application for coverage, no statement in the application or knowledge possessed by any Insured Person(s) shall be imputed to any other Insured Person(s) for the purpose of determining the availability of coverage with respect to claims made against any Insured Person(s) whether or not the Insured Organization grants indemnification.

                           CONTINUITY

2.12 Continuity is extended under this Section from the Continuity Date in Item 8 of the Declarations based on the representations and evidence of prior coverage included in
     Part 1 of the Executive Liability questions of the application for coverage.

                    EXTENT OF INDEMNIFICATION

2.13 For the purposes of this Section, the extent to which the Insured Organization is required or permitted to indemnify any Insured Person(s) shall be as established by statutory or common law or duly effective charter, by-law, resolution or other written agreement. However, if not otherwise established or agreed upon for the purposes of paragraph 2.7, the legally permitted or required extent of such indemnification shall be established for such purposes by an independent counsel to be mutually agreed upon by the Company and such Insured Person(s).

                      OUTSIDE DIRECTORSHIPS

2.14 If any Outside Directorship held by an Insured Person is included within the description of such person's Insured Capacity in Item 7 of the Declarations or is included herein by endorsement during the Policy Period, any coverage under this policy resulting from such inclusion shall be subject to the following:

     (A) such coverage shall not be construed to extend to the outside organization in which such Outside Directorship is held or to any of the other officers, directors, or employees of such organization;

     (B) such coverage shall be specifically excess of any other indemnity or insurance available to such Insured Person by reason of serving in such Outside Directorship; and

     (C) such coverage shall apply only if the Company is given specific written application, together with any information it may require, at the inception of this policy or as soon as practicable (but not more than 120 days) after the commencement of such Outside Directorship, that such Insured Person is serving in such Outside Directorship at the specific request of the Insured Organization; and such coverage shall be subject to approval by the Company and the payment of any additional premium required by the Company.

                    DEFINITIONS -- SECTION 2

2.15 CONTINUITY DATE means the date specified in Item 8 of the Declarations on which the Insured was initially accepted for prior similar coverage and from which the Insured has maintained uninterrupted coverage until the effective date of this policy.

     DEFENSE COSTS means that part of Loss consisting of costs, charges and expenses (other than regular or overtime wages, salaries or fees of the directors, officers or employees of the Insured Organization) incurred in the defense of legal actions, claims, or proceedings and appeals therefrom and the cost of appeal, attachment or similar bonds.

     INSURED(S) means the Insured Organization and/or any Insured
     Person(s).

     INSURED CAPACITY(IES) means the position or capacity designated in Item 7 of the Declarations as held by any Insured Person.

     INSURED ORGANIZATION means, collectively, those organizations designated in Item 6 of the Declarations.

     INSURED PERSON(S) means any of those persons designated in
     Item 7 of the Declarations.

     LOSS means the total amount which any Insured Person(s) become legally obligated to pay on account of all claims made against them for Wrongful Acts with respect to which coverage hereunder applies, including, but not limited to, damages, judgements, settlements, costs and Defense Costs. Loss does not include fines or penalties imposed by law or matters uninsurable under the law pursuant to which this policy is construed.

     OUTSIDE DIRECTORSHIP means the executive position held by an Insured Person at the specific request of the Insured
     Organization in any other corporation, joint venture, trust or other enterprise which is not included in the definition of Insured Organization.

     PARENT ORGANIZATION means the organization designated in Item 1 of the Declarations.

     SUBSIDIARY(IES) means any organization that is controlled by any entity included in the Insured Organization through ownership of more than 50% of the outstanding voting stock.

     WRONGFUL ACT means any error, misstatement or misleading statement, act or omission, or neglect or breach of duty committed, attempted or allegedly committed or attempted by any Insured Person, individually or otherwise, in the discharge of his duties to the Insured Organization in his Insured Capacity, or any matter claimed against him solely by reason of his serving in such Insured Capacity. All such causally connected errors, statements, acts, omissions, neglects or breaches of duty or other such matters committed or attempted by, allegedly committed or attempted by or claimed against one or more of the Insured Persons shall be deemed interrelated Wrongful Acts.

FIDUCIARY LIABILITY                                 DECLARATIONS
AND DEFENSE COVERAGE                                SECTION 3



Item 1.   Principal Insured:       Not Covered


Item 2.   Address of Principal Insured:      Not Covered


Item 3.   Limits of Liability:

              (A) Each Loss                 $  Not Covered
              (B) Each Policy Year          $  Not Covered


Item 4.   Deductible Amount:       Not Covered

          Except no deductible shall apply to Defense Costs.


Item 5.   Sponsor Organization:    Not Covered


Item 6. Employee Benefit Plans included as Insured and other additional Insureds (if any):

          Not Covered


Item 7.   Retroactive Date:        Not Covered



Item 8.   Extended Reporting Period:

               (A) Additional Premium:     Not Covered
               (B) Additional Period:      Not Covered

             FIDUCIARY LIABILITY AND DEFENSE COVERAGE

3.1 The Company shall pay on behalf of each Insured all sums which such Insured becomes legally obligated to pay as damages on account of claims first made against such Insured during or after the Policy Period for a Wrongful Act:

     (A) committed, attempted or allegedly committed or attempted before or during the Policy Period by the Insured or by any person for whose Wrongful Acts the Insured is legally responsible, and

     (B)  reported to the Company, in accordance with paragraph
          3.5, during the Policy Period or, if exercised, the Extended Reporting Period.

          The Company shall have the right and duty to defend any claim for damages seeking pecuniary or nonpecuniary relief first made against an Insured during or after the Policy Period for a Wrongful Act to which coverage applies. Alternatively, the Company may at its option give its written consent to the defense of any such claim by an Insured. Coverage hereunder shall apply even if any of the allegations of any such suit are groundless, false or fraudulent.

          Defense costs, charges and expenses incurred by the Company, or by the Insured when it is defending and investigating with the written consent of the Company, shall be paid by the Company as a part of and not in addition to the Company's liability.

3.2 The Company shall not be liable to make any payment in connection with any claim(s) against any Insured:

     (A) based on facts or circumstances which at the Retroactive Date the Insured had reason to know might lead to a claim against the Insured;

     (B) brought about or contributed to by any dishonest, fraudulent or criminal act or willful violation of any statute by such Insured, if a judgement or other final adjudication thereof adverse to such Insured shall establish that such acts or violations were actively and deliberately committed or attempted and were material to the cause of action so adjudicated;

     (C)  for libel or slander;

     (D) for personal injury (including but not limited to sickness, disease or death) of any person or loss of, loss of use of, damage to or destruction of any tangible property;

     (E) arising out of liability of others assumed by the Insured under any contract or agreement, either oral or written, except to the extent that the Insured would have been liable in the absence of such agreement or contract or unless assumed in accordance with the agreement or declaration of Trust;

     (F) arising out of the Insured's failure to comply with any law concerning any governmentally mandated insurance program respecting Worker's Compensation, Unemployment, Social Security or disability benefits or any similar law.

3.3 The Company's liability shall not extend to that part of damages which an Insured becomes legally obligated to pay:

     (A) which constitutes fines or penalties, other than the 5% civil penalties imposed upon such Insured as a fiduciary under Section 502(i) of the Employee Retirement Income
          Security Act of 1974;

     (B) for the failure to collect contributions owed to an Employee Benefit Plan from employers unless such failure is due to the negligence of the Insured or for the return of any contributions to any employer if such amounts are or could be chargeable to an Employee Benefit Plan, provided that this exclusion shall not apply to the Company's obligation to defend such claim;

     (C) which constitutes benefits due or to become due under the terms of an Employee Benefit Plan or a Benefit Program unless, and to the extent that, (1) such Insured is a natural person and such benefits are payable as a personal obligation by such person and (2) recovery for such benefits is based upon a covered Wrongful Act; or

     (D) attributable to such Insured having gained in fact any personal profit or advantage to which such Insured was not legally entitled, if a judgement or other final adjudication shall establish that such Insured was not legally entitled to such profit or advantage and that the gaining of such profit or advantage was material to the cause of action so adjudicated.

               With respect to the exclusions in Paragraphs 3.2 and 3.3, no fact pertaining to or knowledge possessed by any of the Insureds shall be imputed to any other of the Insureds for the purpose of determining the availability of coverage hereunder.

                    EXTENDED REPORTING PERIOD

     3.4 If the Company terminates or refuses to renew this policy, an Insured shall have the right, upon payment of the additional premium set forth in Item 8(A) of the Declarations, to an extension of the coverage granted by this policy for the period set forth in Item 8(B) of the Declarations following the effective date of such termination, but only with respect to any Wrongful Act committed, attempted or allegedly committed or attempted prior to the effective date of such termination. This right of extension shall lapse unless written notice of such election is given to the Company prior to the effective date of termination of this policy by the Company or within 10 days following the effective date of nonrenewal. If the Insured terminates or declines to accept renewal, the Company may, if requested, at its sole option, grant an Extended Reporting Period. The Company's liability under the Extended Reporting Period shall be specifically excess of, and reduced by the amount of any other coverage available to the Insured under, any insurance replacing the coverage granted by this policy in whole or in part.

                 REPORTING, NOTICE AND DISCOVERY

     3.5 A claim for a specific Wrongful Act shall be considered to have been first reported to the Company:

          (A) at the time that the Insured first gives written notice to the Company that claim has been made against an Insured for such Wrongful Act, or

          (B) at the time that the Insured first gives written notice to the Company (1) of the material facts or circumstances of such Wrongful Act as facts or circumstances which could subsequently give rise to a claim being made against an Insured or (2) of the receipt of written or oral notice from any party that it is the intention of such party to hold an Insured responsible for such Wrongful Act, whichever occurs first.

               All loss arising out of all interrelated Wrongful Acts of the Insureds shall be deemed one loss, and such loss shall be deemed to have originated in the earliest Policy Year in which any of such Wrongful Acts is first reported to the Company.

               Regardless of the number of years this policy shall continue in force; the number of premiums which shall be payable or paid; the number of persons or organizations making claim against an Insured; the number of persons, programs or organizations insured hereunder or any other circumstances whatsoever, the total limit of the Company's liability to pay loss hereunder shall not exceed the amount(s) set forth in Item 3 of the Declarations.

                    DEFINITIONS -- SECTION 3

          ADMINISTRATION means giving counsel to employees with respect to Benefit Programs; interpreting Benefit Programs, handling records in connection with Benefit Programs or effecting enrollment, termination or cancellation of employees under Benefit Programs.

          BENEFIT PROGRAM means:

          (A)  any Designated Plan,

          (B) any governmentally mandated insurance program concerning Worker's Compensation, Unemployment,
               Social Security or disability benefits, or

          (C) any other employee benefit program, not subject to Title 1 of the Employee Retirement Income Security
               Act of 1974, as amended, sponsored solely by the Sponsor Organization for the benefit of the employees of the Sponsor Organization.

          DESIGNATED PLAN means:

          (A)  an Insured Plan, or

          (B) any other plan or program specifically included as a Designated Plan and named in Item 6 of the Declarations.

          EMPLOYEE BENEFIT PLAN means an Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

          INSURED PLAN means an Employee Benefit Plan:

          (A) which is operated solely by the Sponsor Organization or jointly by the Sponsor Organization and a labor organization for the benefit of the employees of the Sponsor Organization, and

          (B) which existed as of the inception of this policy or which is created or acquired subsequent to the inception of this policy, subject to written notice of such creation or acquisition being given to the Company within 120 days following such creation or acquisition.

          INSURED PLAN shall not, however, include any multi-employer plan, as defined in the Employee Retirement
          Income Security Act of 1974, as amended.

          INSURED(S) means:

          (A)  the Sponsor Organization,

          (B)  any Insured Plans,

          (C) any past, present or future trustees, directors, officers or employees of the Sponsor Organization or of any such Insured Plans, and

          (D) any other persons or organizations designated as Additional Insureds in Item 6 of the Declarations.

          RETROACTIVE DATE means the date specified in Item 7 of the Declarations on which the Insured was initially accepted for prior similar coverage, and from which the Insured has maintained uninterrupted coverage until the effective date of this policy.

          SPONSOR ORGANIZATION means any organization designated in
          Item 5 of the Declarations.

          SUBSIDIARY means an organization that is controlled by the Sponsor Organization through ownership by the Sponsor Organization and/or its Subsidiaries of more than 50% of the outstanding voting stock.

          WRONGFUL ACT means:

          (A) any breach of the responsibilities, obligations or duties to a Designated Plan imposed upon the fiduciaries of such plan by the Employee Retirement Income Security Act of 1974 or its amendments or by the common or statutory law of the United States of America or any State or jurisdiction therein.

          (B) any other matter claimed against an Insured solely by reason of their serving as fiduciaries of any Designated Plan.

          (C) any negligent act, error or omission in the Administration of any Benefit Program, but shall not include failure of a stock to perform as represented, advice given to an employee to participate or not to participate in stock subscription plans, or the investment or non-investment of funds.

COMMERCIAL CRIME                                   DECLARATIONS
COVERAGE                                           SECTION 4


Item 1.  Name of Insured:  OMI Corporation and any other subsidiary corporation(s) now existing or hereafter created or acquired subject to Section
                           3.3.

Item 2.  Limits of Liability:

           Employee Theft Coverage       $ 2,000,000.-

           Premises Coverage             $ 1,000,000.-

           Transit Coverage              $ 1,000,000.-

           Depositors Forgery Coverage   $ 2,000,000.-

Item 3.   Deductible Amounts:

            (A)  Money and Securities    $  100,000.-

            (B)  Other Property          $  100,000.-

            (C)  Money and Securities
                 and other property of
                 Employee Benefit Plans  $     None

Such deductible amounts shall not be cumulative. The maximum deductible amount applicable to any one loss of Money, Securities and other property shall not exceed the largest deductible amount set forth above.

Item 4.   Territory:     Anywhere in the world.

Item 5.   Employee Benefit Plans included as Insured:

          OMI Corporation Pension Plan
          OMI Corporation Savings and Security Plan
          OMI Corporation Deferred Compensation Plan
          OMI Corporation Incentive Stock Option Plan

          And any other Employee Benefit Plans now existing or hereafter created which may be required to be bonded under the Employee Retirement Income Security Act of
          1974.

              EMPLOYEE THEFT COVERAGE--INSURING CLAUSE 1

4.1 The Company shall be liable for direct losses of Money, Securities and other property caused by Theft or forgery by any identifiable Employee(s) of any Insured acting alone or in collusion with others.

               PREMISES COVERAGE--INSURING CLAUSE 2

4.2 The Company shall be liable for direct losses caused by the actual destruction, disappearance, wrongful abstraction or Computer Theft of Money and Securities within or from the Premises, Banking Premises or night depository chute or safe maintained by any bank or trust company.

          Coverage under this Insuring Clause shall also include:

     (A) loss of or damage to other property by Robbery or attempt thereat within the Premises,

     (B) loss of or damage to such property contained within any safe which results from Safe Burglary or attempt thereat within the Premises,

     (C) damage to a locked safe, cash drawer, cash box or cash register within the Premises by felonious entry or attempt thereat or loss by felonious abstraction of such container from within the Premises and

     (D) damage to the Premises resulting from such Safe Burglary or Robbery.

               TRANSIT COVERAGE--INSURING CLAUSE 3

4.3 The Company shall be liable for direct losses caused by the actual destruction, disappearance or wrongful abstraction of Money and Securities outside the Premises, while being conveyed by the Insured, a partner, an Employee, an armored motor vehicle company or any other person duly authorized by the Insured to have custody thereof or while temporarily within the home of the Insured, a partner, an Employee or any such other person.

          Coverage under this Insuring Clause shall also include

     (A) loss of or damage to other property by Robbery or attempt thereat outside the Premises while the property is being conveyed by the Insured, a partner, an Employee or an armored motor vehicle company; and

     (B) loss by Theft of such property while temporarily within the home of the Insured, a partner or an Employee.

               DEPOSITORS FORGERY COVERAGE - INSURING CLAUSE 4

4.4 The Company shall be liable for direct losses caused by forgery or alteration of, on or in any check, draft, promissory note, bill of exchange, or similar written promise, order or direction to pay a sum certain in money, made or drawn by, or drawn upon the Insured, or made or drawn by one acting as agent of the Insured, or purporting to have been made or drawn as set forth above, including:

     (A) any check or draft made or drawn in the name of the Insured payable to a fictitious payee and endorsed in the name of the fictitious payee:

     (B) any check or draft procured in a face to face transaction with the Insured or with one acting as agent of the Insured by anyone impersonating another and made or drawn payable to the one impersonated and endorsed by anyone other than the one impersonated; and

     (C) any payroll check, payroll draft or payroll order made or drawn by the Insured payable to bearer as well as to a named payee and endorsed by anyone other than the named payee without authority of the payee.

          For purposes of this Insuring Clause mechanically reproduced facsimile signatures shall be treated the same as handwritten signatures.

          If the Insured or the Insured's bank of deposit, at the request of the Insured, shall refuse to pay any of the foregoing instruments made or drawn as set forth above alleging that the instruments are forged or altered, and this refusal shall result in suit being brought against the Insured or bank to enforce payment and the Company shall give its written consent to the defense of the suit, then any reasonable attorneys' fees, court costs or similar legal expenses incurred and paid by the Insured or bank in defense shall be considered a loss under this Insuring Clause, and the liability of the Company for such loss shall be in addition to any other liability under this Insuring Clause.

          If, at the Insured's request, the Company waives any rights it may have against the bank upon which the instrument was drawn, the Insured and the bank shall assign to the Company all of their rights against any other person, firm or corporation.

                           EXCLUSIONS

4.5 Coverage under this Section of this policy does not apply to:

     (A) loss due to war (whether or not declared); civil war; insurrection; rebellion or revolution; military, naval or usurped power; governmental intervention, expropriation or nationalization; or any act or condition incident to any of the foregoing;

     (B) loss caused or contributed to by Theft or any other fraudulent, dishonest or criminal act committed by a partner of the Insured, whether acting alone or in collusion with others;

     (C) loss involving the cost of reproducing any information contained in any lost or damaged manuscripts, records, accounts, microfilms, tapes or other records;

     (D) any expenses incurred by the Insured in establishing the existence or the amount of any loss covered under this policy;

     (E) loss of income not realized by the Insured as the result of any loss covered under this policy;

     (F) loss of trade secrets, confidential processing methods or other confidential information of any kind;

     (G) fees, costs or expenses incurred or paid by the Insured in prosecuting or defending any legal proceeding or claim (other than legal proceedings covered under Insuring Clause 4) whether or not such proceeding results or would result in a loss recoverable under this policy;

     (H) loss unless reported and proved in accordance with paragraph 4.15 hereof;

     (I) loss unless discovered and written notice thereof given to the Company within (1) sixty days following termination of this policy in its entirety or (2) one year following such termination if the termination results from the voluntary liquidation or voluntary dissolution of the first named Insured; or

     (J) loss sustained by any Insured herein unless discovered and written notice thereof given to the Company within sixty days following termination of this policy as to such Insured, or

     (K) loss under any Insuring Clause which is terminated in its entirety unless discovered and written notice thereof given to the Company within sixty days following such termination.

4.6 Coverage under Insuring Clause 1 of this Section does not apply to:

     (A) loss caused by any Employee not engaged in the regular service of the Insured within the territory set forth in
          Item 4 of the Declarations;

     (B) loss caused by an Employee if an elected or appointed officer of the Insured possesses knowledge of any act or acts of Theft, fraud or dishonesty committed by such
          Employee: (1) in the service of the insured or otherwise during the term of employment by the Insured, or (2) prior to employment by the Insured provided that such conduct involved Money, Securities or other property valued at $10,000 or more;

     (C) loss caused by any broker, factor, commission merchant, consignee, contractor or other agent or representative of the same general character;

     (D) loss resulting directly or indirectly from trading whether or not in the name of the Insured and whether or not in a genuine or fictitious account; or

     (E) loss or that part of any loss the proof of which involves in any manner (1) a profit and loss computation or comparison or (2) a comparison of inventory records with an actual physical count; provided, however, that where the Insured establishes wholly apart from such comparison that it has sustained a loss covered under Insuring Clause 1, then it may offer its inventory records and actual physical count of inventory in support of the amount of loss claimed.

4.7 Coverage under Insuring Clauses 2 and 3 of this Section does not apply to loss or damage:

     (A)  which occurs outside of the territory set forth in Item
          4 of the Declarations;

     (B) due to Theft or any other fraudulent, dishonest or criminal act (other than Safe Burglary or Robbery or attempt thereat) by any Employee, director, trustee or authorized representative of the Insured whether acting alone or in collusion with others;

     (C) due to fire, except (1 ) loss of or damage to Money or Securities or (2) damage to any safe or vault caused by the application of fire thereto for the purpose of Safe
          Burglary;

     (D) due to the giving or surrendering of Money or Securities in any exchange or purchase;

     (E) of or to manuscripts, records, accounts, microfilm or tapes;

     (F)  due to forgery;

     (G) of or to Money, Securities or other property while in the mail or in the custody of a carrier for hire other than an armored motor vehicle company;

     (H) of or to Money, Securities or other property while in the custody of any bank, trust company, similar recognized place of safe deposit, armored motor vehicle company or any person who is duly authorized by the Insured to have custody of the property unless the loss is in excess of the amount recovered or received by the Insured under (1) the Insured's contract, if any, with, or insurance carried by, any of the foregoing or (2) any other insurance or indemnity in force which would cover the loss in whole or in part, in which case this policy shall cover only such excess;

     (I) due to nuclear reaction, nuclear radiation or radioactive contamination or to any act or condition incident to any of the foregoing;

     (J) of or to Money, Securities or other property as a result of kidnap/ransom or other extortion payments (as distinguished from the proceeds of a Robbery) surrendered to any person as a result of a threat to do (1) bodily harm to any person or (2) damage to the Premises or other property owned by the Insured or held by the Insured in any capacity.

4.8 Coverage under Insuring Clause 4 does not apply to loss through forgery or alteration of, on, or in:

     (A) any instrument, if such forgery or alteration is committed by any Employee or by any person in collusion with any Employee or
     (B) any registered or coupon obligations issued or purported to have been issued by the Insured or any coupons attached thereto or detached therefrom.

                             OWNERSHIP

4.9 The Company's liability under this policy shall apply only to Money, Securities and other property owned by the Insured or for which the Insured is legally liable, or held by the Insured in any capacity whether or not the Insured is liable; provided that the Company shall not be liable for damage to the Premises unless the Insured is the owner or is liable for such damage.

                    LIABILITY FOR PRIOR LOSSES

4.10      The liability of the Company for loss sustained prior to
     (1) the effective date of this policy or (2) the effective date additional Insureds or coverages are subsequently added, is subject to the following:

     (A) the Insured or some predecessor in interest of the Insured carried some other bond or policy (other than a fidelity bond or policy, with respect to such loss under Insuring Clause 4), which, at the time such loss was sustained, afforded on or at the Premises at which the loss was sustained or on the person or persons (whether Employee(s) of the Insured or not) causing the loss, some or all of the coverage of the Insuring Clause of this policy applicable to the loss; and

     (B) such prior coverage and the right of claim for loss thereunder continued under the same or some superseding bond or policy without interruption from the time the loss was sustained until the date specified in (1) or (2) above; and

     (C) the loss shall have been discovered after the expiration of the time for discovery of such loss under the last such bond or policy.

          The liability of the Company with respect to such loss shall not exceed the amount which would have been recoverable under the coverage in force at the time the loss was sustained, or the amount recoverable under the Insuring Clause of this policy applicable to the loss, whichever is smaller.

                         LIMITS OF LIABILITY

4.11 The payment of any loss under this policy shall not reduce the liability of the Company for other losses;
     provided, however, that the maximum liability of the Company shall not exceed the dollar amount set forth in Item 2 of the
     Declarations:

     (A) applicable to Insuring Clause 1, for any loss or losses caused by any Employee(s) or in which any Employee(s) is
          (are) concerned or implicated, either resulting from a single act or any number of such acts, regardless of which, during the period of this policy or prior thereto, such acts occurred,

     (B) applicable to Insuring Clause 2 or 3, for any loss or losses resulting from any one casualty or event (all losses resulting from an actual or attempted fraudulent or dishonest act or series of related acts at the Premises or Banking Premises whether committed by one or more persons shall be deemed to be one casualty or event) or

     (C) applicable to Insuring Clause 4, for any loss or losses caused by forgery or alteration committed by any person or in which such person is concerned or implicated, either resulting from a single act or any number of such acts, regardless of the number of instruments involved or when, during the period of this policy or prior thereto, such acts occurred.

                    NON-ACCUMULATION OF LIABILITY

4.12 Regardless of the number of years this policy shall continue in force, and the number of premiums which shall be payable or paid or any other circumstances whatsoever, the liability of the Company under this policy with respect to any loss or losses shall not be cumulative from year to year or from period to period. When there is more than one Insured, the aggregate liability of the Company for loss or losses sustained by any or all of them shall not exceed the amount for which the Company would be liable if all losses were sustained by any one of them.

          DEDUCTIBLE--NO SUPERSEDED INSURANCE CARRIER INVOLVED

4.13 From each loss sustained or discovered by the Insured after deducting all recoveries (except insurance or suretyship held by the Insured or the Company for their benefit) on account thereof made prior to payment shall be deducted the amount(s) specified in Item 3 of the Declarations.

          DEDUCTIBLE--SUPERSEDED INSURANCE CARRIER INVOLVED

4.14 Should any loss be discovered which is partly recoverable under this policy and partly recoverable under a prior bond or policy containing a deductible amount, the deductible amount specified in Item 3 of the Declarations shall be reduced by the deductible amount applied to such loss by the superseded insurance carrier.

                    NOTICE--PROOF--LEGAL PROCEEDINGS

4.15 Upon knowledge or discovery by a proprietor, partner or officer of any Insured of loss or of an occurrence which may become a loss, written notice shall be given the Company at the earliest practicable moment, and in no event later than sixty days after such discovery. Within four months after such discovery the Insured shall furnish to the Company affirmative proof of loss with full particulars. Legal proceedings for recovery of any loss hereunder shall not be brought after the expiration of two years from the discovery of such loss, except that any legal proceedings to recover hereunder on account of any judgment against the Insured or any of the Insured's banks of deposit in any suit referred to in Insuring Clause 4, or to recover any such expenses paid in any such suit shall be begun within two years from the date upon which the judgment in such suit shall become final. Proof of loss under Insuring Clause 4 shall include the instrument which is the basis of claim for the loss; but if it shall be impossible to file the instrument, the affidavit of the Insured or the Insured's bank of deposit setting forth the amount and cause of the loss shall be accepted instead. If any limitation embodied herein is prohibited by any law controlling the construction thereof, such limitation shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

          At the Company's request, the Insured shall submit to examination by the Company, subscribe the same under oath if required, and produce for the Company's examination all pertinent records at such reasonable times and places as the Company shall designate, and shall cooperate with the Company in all matters pertaining to any loss or claim.

                         KNOWLEDGE OF PRIOR THEFT

4.16 For the purposes of this policy and the exclusions contained in paragraph 4.6 (B), knowledge possessed by the Insured means knowledge possessed by a partner, director or an elected or appointed officer who is aware of the employment of a person and of that person's prior acts of Theft, fraud or dishonesty.

          At the sole discretion of the Company, coverage may be extended to any individual upon written application by the Insured and consent given by the Company.

                    TERMINATION AS TO ANY EMPLOYEE

4.17 This policy shall terminate as to any Employee (1) immediately upon discovery by the Insured, any partner of the Insured or any elected or appointed officer of the Insured (not in collusion with such Employee), of any act of Theft or other fraudulent or dishonest act by the Employee, without prejudice to the loss of any property then being conveyed by the Employee outside the Premises, or (2) twenty days after the receipt by the Insured of a written notice of termination from the Company, whichever first occurs.

                         EMPLOYEE BENEFIT PLANS

4.18      The Employee Benefit Plans listed in Item 5 of the
     Declarations are included as Insureds under Insuring Clause 1. With respect to losses sustained or discovered by any such Plan, Insuring Clause 1 as contained in paragraph 4.1, is deleted and replaced by the following:

          "The Company shall be liable for direct losses for Money, Securities and other property caused by any fraudulent or dishonest act or acts committed by any Employee of any Insured acting alone or in collusion with others."

          For the purposes of Employee Benefit Plan Coverage, the words "sixty days" are deleted from paragraph 4.5 wherever they appear and the words "one year" are substituted in their place.

          In compliance with Title 1 of the Employee Retirement Income Security Act of 1974, payment by the Company under this policy to the first named Insured shall be held by such Insured for the use and benefit of the Employee Benefit Plans sustaining such loss. If such payment is in excess of the amount of coverage required by such Act for said Plans, such excess shall be held for the use and benefit of any other named Plans should such Plans also discover loss recoverable hereunder. If Money, Securities and other property of two or more Employee Benefit Plans named above are commingled, recovery hereunder for loss of such Money, Securities and other property shall be shared by such Plans on a prorata basis in accordance with the amount of coverage each such Plan is required to carry by such Act.

                    DEFINITIONS -- SECTION 4

4.19 BANKING PREMISES means the interior of that portion of any building or buildings occupied by any bank, trust company or similar recognized place of safe deposit.

     COMPUTER THEFT means the intentional taking of Money or Securities through use of a computer located at the Insured's Premises or elsewhere.

     EMPLOYEE OR EMPLOYEES means, respectively, one or more persons while in the regular service of any Insured in the ordinary course of the Insured's business during the term of this policy and whom any Insured compensates by salary, wages and/or commissions and has the right to govern and direct in the performance of such service; and shall also mean:

     (A)  any non-compensated officer of any Insured,

     (B) any ex-Employee for a period not exceeding thirty days following termination of such person's services,

     (C) any director or trustee of any Insured while performing acts coming within the scope of the usual duties of an Employee,

     (D) any individual or individuals assigned to perform Employee duties for any insured, within the Insured's Premises, by any agency furnishing temporary personnel on a contingent or part^time basis; provided, however, that this policy does not cover any loss caused by any such individual if such loss is also covered by any insurance or suretyship held by the agency furnishing such temporary personnel to the Insured, and

     (E) any one or more of the natural persons while in the service of any Employee Benefit Plan (included as Insured herein) as fiduciary, trustee, administrator, officer or employee and any other natural person required to be bonded by Title 1 of the Employee Retirement Income Security Act of 1974.

     MONEY means only currency, coin, bank notes and bullion.

     PREMISES means that portion of the interior of any building occupied by the Insured in conducting its business.

     ROBBERY means the unlawful taking of insured property from an Insured, a partner, an Employee or any other person authorized by the Insured to have custody of the property by violence, threat of violence or other overt felonious act committed in the presence and cognizance of such person, except any person acting as a watchman, porter or janitor.

     SAFE BURGLARY means the felonious abstraction of insured property from within a vault or safe located within the Premises by a person making felonious entry into such vault or safe and any vault containing the safe, when all doors thereof are duly closed and locked by at least one combination or time lock, provided that such entry shall be made by actual force and violence, demonstrated by visible marks made by tools, electricity, gas or other chemicals upon the exterior of (1) a door or doors of such vault or safe and any vault containing the safe, if entry is made through such doors, or (2) the top, bottom or walls of such vault or safe and any vault containing the safe through which entry is made, if not made through such doors.

     SECURITIES means all negotiable and non^negotiable instruments or contracts representing either Money or other property, including revenue and other stamps in current use, tokens and tickets, but not including Money.

     THEFT means the unlawful taking of Money, Securities or other property to the deprivation of the Insured.

KIDNAP/RANSOM AND                                    DECLARATIONS
EXTORTION COVERAGE                                   SECTION 5


Item 1.   Name of Insured:    OMI Corporation and other subsidiary
                              corporation(s) now existing.


Item 2.   Limits of Liability:

          Kidnap/Ransom and Extortion Coverage       $ 10,000,000.-

          Delivery Coverage                          $ 10,000,000.-

          Expense Coverage                           $ 10,000,000.-


Item 3.   Deductible Amount:       None


          Except no deductible shall apply to Expense Coverage.


Item 4.   Designated Person(s):    All Directors, Officers and
                                   Employees of the Insured.


Item 5.   Designated Property:     All premises and merchandise of
                                   the Insured and any other
                                   tangible real or personal
                                   property owned by the Insured
                                   or for which the Insured is
                                   legally liable.


Item 6.   Territory:     Anywhere in the world.

          KIDNAP/RANSOM EXTORTION COVERAGE--INSURING CLAUSE 1

5.1 The Company shall be liable for loss of any property or other consideration actually surrendered:

     (A) as a ransom payment by or on behalf of the Insured as the result of the actual or alleged Kidnapping of any Insured Person(s);

     (B) as an extortion payment by or on behalf of the Insured as the result of any other Extortion Threat to do bodily harm to or to wrongfully abduct or detain any Insured
          Person(s); or

     (C) as an extortion payment by the Insured as the result of an Extortion Threat made specifically against the Insured or any Insured Property to damage, destroy or Contaminate such Insured Property.

                    DELIVERY COVERAGE--INSURING CLAUSE

5.2 The Company shall be liable for loss caused by the actual destruction, disappearance, confiscation or wrongful abstraction of property or other consideration intended as a ransom or extortion payment covered under Insuring Clause 1 while being held or conveyed by any person(s) duly authorized by the Insured to have custody thereof.

                    EXPENSE COVERAGE--INSURING CLAUSE 3

5.3 The Company shall be liable for the following expenses incurred by the Insured solely and directly as the result of a ransom or extortion demand the payment of which would constitute a loss under Insuring Clause 1:

     (A) reasonable fees and expenses of any independent negotiators or consultants retained by the Insured with the prior approval of the Company;

     (B) interest costs for any loan taken by the Insured to pay that part of a ransom or extortion payment recoverable under Insuring Clause 1;

     (C) reasonable travel and accommodation expenses incurred by the Insured;

     (D) the reward paid by the Insured to an Informant for information not otherwise available which leads to the arrest and conviction of persons responsible for such demand, provided that the amount of such reward is agreed upon in advance by the Company;

     (E) the Salary which the Insured continues to pay to an Employee designated in Item 3 of the Declarations while such Employee is being held for ransom as the result of a Kidnapping, provided that coverage hereunder shall apply (1 ) only if such Employee is held for more than 30 days, (2) only at the Salary level in effect immediately prior to the Kidnapping and (3) only for a period commencing upon the abduction of such Employee and ending: at the time such Employee is released or discovered to be dead, 90 days after the last positive evidence following the abduction that such Employee is alive, or 36 months after the abduction, whichever is earliest;

     (F) sums which the Insured shall become legally obligated to pay on account of judgements resulting from any suit for damages, and reasonable defense costs incurred by the Insured in defending such suit, brought by an Insured Person (or the estate, heirs or legal representatives of such Insured Person) alleging negligence or incompetence in hostage retrieval operations or negotiations following the Kidnapping of such Insured Person or negligence in not preventing the Kidnapping of such Insured Person; provided that the Insured agrees as a condition precedent to coverage hereunder to cooperate with the Company in conducting the defense or in negotiating the settlement of such suit; and

     (G) any other reasonable expenses incurred by the Insured with the approval of the Company.

                         POLICY EXCLUSIONS

5.4  Coverage under this policy does not apply to:

     (A) loss resulting from an Extortion Threat against any person or property located at the time of the threat outside the Territory specified in Item 6 of the Declarations;

     (B) loss due to any fraudulent, dishonest or criminal act by an identifiable Employee, director, trustee, authorized representative or messenger of the Insured whether acting alone or in collusion with others, unless the loss is in excess of the amount recovered or received by the Insured under any other bond, insurance or indemnity which would cover the loss in whole or in part, in which case this policy shall cover only such excess; or

     (C) loss resulting from fraud or collusion by the person allegedly the subject of an Extortion Threat if the person authorizing the ransom or extortion payment had not, prior to the payment, made every reasonable effort under the circumstances to determine that the Extortion Threat was genuine.

          Coverage under Insuring Clause 1 does not apply to loss of property and other consideration:

     (A) surrendered away from the Premises in any face to face encounter involving the use or threat of force or violence unless surrendered by a person in possession of such property or other consideration at the time of such surrender for the sole purpose of conveying it to pay a previously communicated ransom or extortion demand and unless actually surrendered to those responsible for such demand or their designee(s); or

     (B) surrendered on the Premises unless brought onto the Premises after receipt of the ransom or extortion demand for the purpose of paying such demand.

          Coverage under Insuring Clauses 2 and 3 does not apply to loss of property and other consideration actually surrendered as a ransom or extortion payment covered under Insuring Clause 1.

                         PERSONAL ASSETS

5.5 In the event of a ransom or extortion demand directed against any Insured Person(s) rather than against the Insured, property or other consideration surrendered or intended to be surrendered by or on behalf of such Insured Person(s) and expenses described in (A), (B), (C), (D) and (G) of Insuring Clause 3 incurred by or on behalf of such Insured Person shall, at the option of the Insured, be considered property or other consideration surrendered or intended to be surrendered on behalf of the Insured and expenses incurred by the Insured.

          The Company's liability under this policy for any loss of personal assets under section 3.2., other than a loss sustained by an Employee designated in Item 4 of the Declarations, shall be reduced by any amount paid or payable on account of such loss under such other insurance issued by any member company of the Chubb Group of Insurance Companies.

                   LIABILITY FOR PRIOR LOSSES

5.6 The liability of the Company for loss arising from an Extortion Threat which occurred or was communicated to the Insured, directly or indirectly, prior to (1) the effective date of this policy or (2) the effective date additional Insureds or coverages are subsequently added, is subject to the following:

     (A) the Insured or some predecessor in interest of the Insured carried some other policy which, at the time of the Extortion Threat, afforded the Insured some or all of the coverage of the Insuring Clause of this policy applicable to the loss;

     (B) such prior coverage and the right of claim thereunder continued under the same or some superseding policy without interruption from the time of the Extortion Threat until the date specified in (1) or (2) above; and

     (C) the Extortion Threat shall have been discovered by the Insured after the expiration of the time allowed for discovery under the last such policy.

          The liability of the Company with respect to such loss shall not exceed the lesser of the following:

     (A) the amount which would have been recoverable under the coverage in force at the time of the Extortion Threat, or

     (B) the amount which would have been recoverable under this policy had it been in effect at the time of the Extortion Threat.

                         LIMITS OF LIABILITY

5.7 The payment of any loss under this policy shall not reduce the liability of the Company for other losses;
     provided, however, that the maximum liability of the Company shall not exceed the dollar amount set forth in Item 2 of the
     Declarations:

     (A) applicable to Insuring Clause 1, Extortion Coverage, for all loss of property and other consideration actually surrendered as ransom and extortion payments arising from one Extortion Threat or a series of related Extortion Threats;

     (B) applicable to Insuring Clause 2, Delivery Coverage, for all losses thereunder of property and other consideration intended as ransom and extortion payments arising from one Extortion Threat or a series of related Extortion Threats; or

     (C) applicable to Insuring Clause 3, Expense Coverage, for all expenses arising from one Extortion Threat or a series of related Extortion Threats.

                         MULTIPLE EXTORTION THREATS

5.8 Any Extortion Threats made by the same person(s), group or collaborating groups with the apparent purpose of creating a cumulative or continuing coercive effect upon the Insured and/or any Insured Person(s) shall be considered related Extortion Threats, whether the ransom or extortion demands are for a single payment or for separate payments.

                         NON-ACCUMULATION OF LIABILITY

5.9 Regardless of the number of years this policy shall continue in force, and the number of premiums which shall be payable or paid or any other circumstances whatsoever, the liability of the Company under this policy with respect to any loss or losses shall not be cumulative from year to year or from period to period. When there is more than one Insured, the aggregate liability of the Company for loss or losses sustained by any or all of them shall not exceed the amount for which the Company would be liable if all losses were sustained by any one of them.

                              RECOVERIES

5.10 If the Insured shall sustain any loss covered by this policy, all recoveries (except from suretyship, insurance, reinsurance or indemnity taken by or for the benefit of the Company) on account of loss, less the actual cost of recovery, shall be distributed as follows: the Insured shall be reimbursed for any loss which exceeds the amount of coverage provided by this policy less the deductible amount, the balance applied to reimbursement of the Company to the extent of its loss and any remainder paid to the Insured.

                         DISCOVERY PERIOD

5.11 This policy does not cover any loss arising from any Extortion Threat unless such Extortion Threat occurs or is communicated directly or indirectly to the Insured or an Insured Person prior to the effective date of termination of coverage hereunder and is discovered by the Insured and communicated to the Company in writing prior to one year after the effective date of the termination of this policy in its entirety.

                    NOTICE--PROOF--LEGAL PROCEEDINGS

5.12 At the earliest practicable moment after the occurrence of any loss hereunder the Insured shall give the Company written notice thereof and shall also within four months after such occurrence furnish to the Company affirmative proof of loss with full particulars. Legal proceedings for recovery of any loss hereunder shall not be brought after the expiration of twenty-four months from the occurrence of such loss. If any limitation embodied herein is prohibited by any law controlling the construction thereof, such limitation shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

          A loss shall be deemed to have been sustained:

     (A) under Insuring Clause 1 at the time of the surrender of the ransom or extortion payment,

     (B) under Insuring Clause 2 at the time of the actual destruction, disappearance, confiscation or wrongful abstraction of the property or other consideration, and

     (C) under Insuring Clause 3 at the time of the payment of incurred expenses by the insured.

                    DEFINITIONS--SECTION 5

          When used in this section of this Policy:

5.13 CONTAMINATE means to introduce a foreign material or substance in such a way as to render Insured Property unfit for use or sale.

     EMPLOYEE means any person in the regular service of any Insured during the Policy Period whom the Insured compensates by salary, wages and/or commissions and has the right to govern in the performance of such service, and any non-compensated officer of the Insured.

     EXTORTION THREAT means a threat or threats (including actual or alleged Kidnapping), as set forth in Insuring Clause 1, made by a person or group demanding a ransom or extortion payment or a series of such payments as a condition for the mitigation or removal of such threat(s), All such threats (a) related by a common committed, attempted or threatened wrongful act or (b) made contemporaneously against the same Insured(s), Insured Property and/or Insured Person(s) shall be deemed to constitute a single Extortion Threat if made by the same person or group.

     INFORMANT means any person providing information solely in return for monetary payment paid or promised by the Insured.

     INSURED PERSON means:

     (a)  A Designated Person, as specified in Item 4 of the
          Declarations;
     (b)  a Relative of a Designated Person;

     (c) a person legally resident in the household of a Designated Person;
     (d)  a guest in the home of a Designated Person; and
     (e) a guest or customer of the Insured while on the Premises of the Insured.

     INSURED PROPERTY means:

     (a)  any Premises designated in Item 5 of the Declarations,
     (b) any tangible property owned or held by the Insured or for which the Insured is liable located on such Premises or on any land adjacent thereto occupied by the Insured in conducting its business, and
     (c) any other property designated in Item 5 of the Declarations.

     KIDNAPPING means the wrongful abduction and holding under duress or by fraudulent means of any Insured Person(s) by any person(s) or group making a ransom demand or series of ransom demands for the release of such Insured Person(s).

     MERCHANDISE means the Insured's inventory, raw materials, work in progress and any products manufactured or distributed by the Insured.

     PREMISES means that portion of any building occupied by the Insured in conducting its business.

     RELATIVE means a person's spouse, sibling, ancestor, spouse's ancestor, lineal descendent or lineal descendent's spouse. Adopted children and stepchildren shall be deemed to be lineal descendants. Adoptive parents or stepparents shall be deemed to be ancestors.

     SALARY means the direct compensation which the Insured pays to an Employee for personal services rendered, excluding bonuses, commissions and similar incentive payments and the cost of any health, welfare or pension benefits.

                                       ACCIDENT POLICY
                                       Endorsement No. 2 Section 5

Name & Address of Policyholder:        Policy Number:  81092598-F
OMI Corporation
90 Park Avenue                         X  FEDERAL INSURANCE COMPANY
New York, NY 10016                        Incorporated under the
                                          laws of Indiana a stock
                                          insurance company herein
                                          called the Company

                                          PACIFIC INDEMNITY COMPANY
                                          Incorporated under the
                                          laws of California a
                                          a stock insurance company
                                          herein called the Company

Policy Period: Inception: December 31, 1993  Producer: John P.
                                             Tilden, A Subsidiary
                                             of Frenkel & Co.,
                                             Inc.
               Expiration: January 31, 1995  Producer #: 68334

                       Contents

     Section I -- Definitions

     Section II -- Agreement

                    1. Scope of the Insurance
                    2. Policy Term and Renewal
                    3. Time of Coverage of Individual Insurance

     Section III -- Insured Against

     Section IV -- Statement of Benefits

                    1. Description of Persons Insured
                    2. Amount of Benefit
                    3. Description of Coverage
                    4. Limitation of Payment
                    5. Beneficiary

     Section V -- Premium

                    1. Time of Payment of Premium
                    2. Computation of Premium

     Section VI -- Exclusions

     Section VII -- Provisions

Endorsements forming part of this Policy on its date of issue:

               Endorsement No. 2A - Extension of Coverage
               Endorsement No. 2B - Exclusions

IN WITNESS WHEREOF, the Company issuing this policy has caused this policy to be signed by its authorized officers, but this policy shall not be valid unless also signed by a duly authorized representative of the Company.



     FEDERAL INSURANCE COMPANY          PACIFIC INDEMNITY COMPANY




     By:/s/ Peter M. Trunfio
            Authorized Employee

     Date:  January 17, 1994

SECTION I -- DEFINITIONS

     Certain words and phrases are defined as follows:

     1.   "ACCIDENTAL BODILY INJURY" means: bodily injury which:
          a.   is accidental; and
          b.   is the direct source of a loss; and
          c. is independent of disease, bodily infirmity or other cause; and
          d.   occurs while this policy is in force.

     2.   "AMOUNT OF BENEFIT" means: the amount stated in Section
           IV--Statement of Benefits.

     3. "COMPANY" means: the insurance company indicated at the beginning of the policy.

                    15 Mountain View Road
                    Warren, New Jersey 07059

     4. "HAZARD" means: the conditions which create a change of a loss as described in Section III--Hazards Insured
          Against.

     5.   "INSURED" means: a person so described in Section IV--
          Statement of Benefits.

     6.   "POLICY" means: this contract of insurance.

     7. "POLICYHOLDER" means: the stated entity responsible for payment of premium as required.


SECTION II--AGREEMENT


     1.   Scope of Insurance:

          In consideration of the payment of premium as required, the Company agrees with the policyholder to insure the Insureds against loss arising from the hazards. This insurance is subject to all of the terms of the policy. This insurance is for the amount of benefit stated in the policy.

     2.   Policy Term and Renewal:

          The policy begins and ends at 12:01 a.m. Standard Time at the policyholder's address. This policy may be renewed by the policyholder for a consecutive term by the payment of premium as required. This renewal is subject to the consent of the Company.

     3.   Time of Coverage of Individual Insurance:

          Coverage Begins:

          The insurance of the Insured begins automatically at the latest of the following:

          1.   on the date the policy is effective;

          2. at the beginning of the policy term for which premium has been paid;

          3. on the date the Insured falls within the Description of Persons Insured.

          Coverage ends:

          The insurance of the Insured ends automatically at the earliest of any of the following:

          1.   on the date the policy is terminated;

          2. on the expiration of the policy term for which premium has been paid;

          3. on the date the Insured no longer falls within the Description of Persons Insured.


SECTION III -- INSURED AGAINST


This Hazard applies to Classes:  1

Subject to the terms of the policy, the hazards insured against are all those to which the Insured may be exposed while:

anywhere in the world as the result of Kidnapping or attempt thereat.

If within two years of the date of kidnapping there has been no communication from the Insured or Kidnapper(s) and the body of the Insured has not been found, then it shall be presumed, subject to all other provisions and conditions of the policy, that the Insured has suffered loss of life covered under this policy.


SECTION IV -- STATEMENT OF BENEFITS

1.   Description of Persons Insured:

     The Company agrees to insure the persons described in the classes below. These persons are each called the Insured.

          CLASS                             DESCRIPTION

           1 A Designated Person, as specified in Item 4 of the Declarations; a Relative of a Designated Person; a person legally resident in the household of a Designated Person; a guest in the home of Designated Person; and a guest or customer of the Insured while on the Premises of the Insured.


2.   Amount of Benefit:

     The insurance applies to each Class only with respect to those coverages for which an amount of benefit is shown:

                                             AMOUNT OF BENEFIT
          COVERAGE                               CLASS 1

     Accidental Loss of Life                      $100,000.-

     Accidental Loss of Hand or Foot              $ 50,000.-

     Accidental Loss of Both Hands or Both
       Feet                                       $100,000.-

     Accidental Loss of Sight of One Eye          $ 50,000.-

     Accidental Loss of Sight of Both Eyes        $100,000.-

     Accidental Loss of Speech or Hearing         $ 50,000.-

     Accidental Loss of Speech and Hearing        $100,000.-

     Accidental Loss of One Hand and One
       Foot                                       $100,000.-

     Accidental Loss of One Hand or One           $100,000.-
       Foot and Sight of One Eye

     Accidental Loss of Thumb and Index
       Finger                                     $ 25,000.-

     Other Coverage(s)--See Supplemental Statement of Benefits
     Page

     Aggregate:     $ 1,000,000.-  per Accident

     The Company shall not be liable for any amount in excess of the above stated Aggregate Limit of Liability. If the aggregate amount of all indemnities otherwise payable by reason of coverage provided under this policy exceeds such

     Aggregate Limit of Liability the Company shall not be liable as respects each Insured for a greater proportion of the indemnity otherwise payable than the Aggregate Limit of Liability bears to the aggregate amount of all such indemnities.

3.   Description of Coverage:

     Accidental Loss of Life:

     If within one year from date of accident accidental bodily injury causes the death of an Insured the Company will pay the amount of benefit shown.

     Accidental Loss of Hand or Foot:

     If within one year from date of accident accidental bodily injury causes the loss of a hand or foot of an Insured but not the Insured's death, the Company will pay the amount of benefit shown; if more than one hand or foot, the amount of benefit shown. Loss means the actual severance at or above the ankle joint of a foot; or, with respect to hand, actual severance of the entire four fingers of the same hand at or above the metacarpal-phalangeal joints.

     Accidental Loss of Sight:

     If within one year from date of accident accidental bodily injury causes the entire and irrecoverable loss of sight of an Insured but not the Insured's death, the Company will pay the amount of benefit shown.

     Accidental Loss of Hearing:

     If within one year from date of accident accidental bodily injury causes the entire and irrecoverable loss of hearing of an Insured but not the Insured's death, the Company will pay the amount of benefit shown.

     Accidental Loss of Speech:

     If within one year from date of accident accidental bodily injury causes the entire and irrecoverable loss of speech of the Insured, but not the Insured's death, the Company will pay the amount of benefit shown.

     Accidental Loss of Thumb and Index Finger:

     If within one year from date of accident accidental bodily injury causes the loss of an Insured's thumb and its opposing index finger, but not the Insured's death, the Company will pay the amount of benefit shown.

4.   Limitation of Payment:

     The Company will not pay more than one amount of benefit shown, the greater, for all of the accidental bodily injuries resulting from one accident.

5.   Beneficiary:

     Benefit for loss of life is payable to the beneficiary designated by the Insured; if there has been no such designation, then the estate of the Insured. All other benefits payable under this policy are payable to the Insured.


SECTION V -- PREMIUM


1.   Time of Payment of Premium:

     Premium is payable at inception and thereafter as indicated:

      X   Annually: on each anniversary of the inception of the
                    policy.

         Quarterly: on each 3-month anniversary of the inception
                    of the policy.

         Monthly: on the first day of each month following the inception of the policy.

         Other:

2.   Computation of Premium:

     The premium shall be computed as indicated:

      X The annual premium is Included in the premium bill for the Executive Risk Policy.

          The annual premium is $          per $1,000 of the
          amount of benefit per Class.

          The annual premium is subject to adjustment based on:

          1.   Rate of           per
          2.   Reporting period:

          Other:

     The policyholder agrees to keep records of the information the Company needs for premium computation, and to submit such information as the Company requests.


SECTION VI -- EXCLUSIONS


This policy does not cover loss caused by or resulting from any of the following:

     1.   intentionally self-inflicted injuries;

     2.   suicide while sane; attempted suicide while sane;

     3. illness; disease; normal pregnancy or resulting childbirth or miscarriage; and bacterial infection except bacterial infection of an accidental bodily injury, or if death results, from the accidental ingestion of a substance contaminated by bacteria;

     4.   any act of declared or undeclared war;

     5. accident occurring while a passenger on; or operating; or learning to operate; or serving as a member of the crew of any aircraft except as provided in Section
          111--Hazards Insured Against.


SECTION VII -- PROVISIONS


     1.   Entire Contract: Changes:

          This policy with the attached papers, if any, is the entire contract of insurance. All statements made by the Policyholder or by the Insured shall be deemed representative and not warranties. No statement made by any Insured shall avoid the insurance or reduce benefits payable unless:

          a.  made in writing; and
          b.  signed by the insured

          No change in this policy will be effective until approved by an Officer of the Company. This approval must be noted on or attached to this policy. No agent may change this policy or waive any of its provisions.

     2.   Grace Period:

          Each premium is payable when due. Premium is due as stated in Section V. Premiums may be paid to the Company or to any authorized agent of the Company. Failure to pay a premium by the premium due date or within the grace period is a default in payment of premium. A default of premium will terminate this policy and all coverage of this policy.

          A grace period of 31 days will be granted for the pay-ment of each premium falling due after the first premium. During this grace period the policy shall continue in force. If the Company has told the policy-holder that this policy will not be renewed at least 31 days before the renewal date, this grace period will not be given.

     3.   Addition of New Insureds:

          All persons added to the groups or classes described as Insureds shall be automatically insured under this policy.

     4.   Notice of Claim:

          Written notice of claim must be given to the Company as soon as reasonably possible. If possible, written notice of claim should be given to the Company within 90 days after the occurrence of any loss.

          Written notice to the Company means that the Insured or the beneficiary or someone acting on behalf of either, must tell the Company or tell any authorized agent of the Company of the claim with enough infor-mation to identify the Insured.

     5.   Claim Forms:

          When the Company is told of a claim, it will give the claimant forms for filing proof of loss. If these forms are not given to the claimant within 15 days, the claimant will meet the proof of loss requirements by giving the Company a written statement of the nature extent of the loss within the time stated in the Proof of loss Provision.

     6.   Proof of Loss:

          Written proof of loss must be given to the Company as soon as is reasonably possible.

     7.   Time of Payment of Claims:

          Benefits payable under this policy for any loss will be paid immediately upon receipt of due proof of loss.

     8.   Payment of Claims:

          Benefit for accidental loss of life will be paid to the beneficiary indicated in the policy. All other benefits will be paid to the Insured.

     9.   Physical Examinations and Autopsy:

          The Company, at its expense, has the right to have the Insured examined as often as reasonably necessary while a claim is pending. It may also have an autopsy made unless prohibited by law.

     10.  Legal Actions:

          No legal action may be brought to recover on this policy until 60 days after the Company has been given written proof of loss. No such action may be brought after 3 years from the time written proof of loss is required to be given.

     11.  Change of Beneficiary:

          The Insured, and no one else, has the right to change the beneficiary. The Insured does not need the consent of anyone to surrender or assign this policy or change beneficiary or to make any other change in this policy. The Company is not bound by a change in beneficiary or assignment of interest unless the Company receives the original instructions from the Insured, or a sworn duplicate of the original. The Company does not assume any responsibility for the validity of such instructions.

     12.  Cancellation by the Policyholder or the Company:

          After this policy has been in force for at least 1 year, the policyholder may cancel it at any time. To cancel the policy, the policyholder must give written notice to the Company or to any authorized agent of the Company. The Company will cancel the policy on receipt of notice or at a specified later date. If the policyholder cancels the policy, the Company will return promptly the unearned portion of any premium actually paid. The unearned premium will be computed on a short-rate basis.

          This policy may be cancelled by the Company at any anniversary date. To cancel the policy, the Company must give the policyholder written notice, at the last address shown on the records of the Company, stating when, not less than 31 days thereafter, such cancellation shall be effective.

          This policy may be cancelled by the Company other than on an anniversary date for non-payment of premium. If premium due is not received within the grace period provided by the policy, the Company may cancel the policy. The Company must give the policyholder written notice of this cancellation at the last address shown on the records of the Company. Such written notice shall state when, not earlier than the expiration of the grace period, such cancellation shall be effective.

          Any claim for loss occurring before the effective date of cancellation shall not be prejudiced by the cancellation.

     13.  Change in Premium Rates at Policy Anniversary Date:

          The Company may, as of any policy anniversary date, change the premium rates for this policy. The Company must give the policyholder at least 31 days prior written notice of such change in premium rates.

     14.  Records Maintained:

          The policyholder shall maintain records showing the essential particulars of this insurance applying to each Insured.

     15.  Certificate for Insured:

          In any State in which it is required that certificates be issued on this policy, the Company will issue to the policyholder for delivery to each Insured a Certificate of Insurance. The Certificate of Insurance will contain the Benefits, Limitations, and Provisions of this policy and state to whom benefits are payable.

     16.  Examination and Audit:

          The Company shall be permitted to examine the policyholder's records relating to this policy. The Company may do this at any time during the policy term and within 3 years after expiration of this policy or until final adjustment and settlement of all claims under this policy have been made, whichever is later.

Attached to and forming part of Policy #: 81092598-F

Effective:  December 31, 1993